Exhibit 10.10

FORM OF SUBSCRIPTION AND FPA COMMITMENT AGREEMENT

THIS AGREEMENT (this “Agreement”), is dated as of [ ], 2021, by and among Compass Digital Acquisition Corp., a Cayman Islands exempted company (the “Company”), Compass Digital SPAC LLC, a Delaware limited liability company (the “Sponsor”) and the entities listed on the signature pages hereto ( “Subscriber”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”, and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and one-third of one redeemable warrant, where each whole warrant is initially exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”, and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, prior to the closing of the IPO (the “IPO Closing”), the Company and the Sponsor have entered into, or intend to enter into, agreements concurrently with this Agreement (collectively, with this Agreement, the “Subscription Agreements”), for the purchase of Founder Shares and Private Placement Warrants set forth therein;

WHEREAS, Subscriber has indicated an interest in purchasing, directly or indirectly, through its affiliated entities, 9.9% of the Public Units offered in the IPO (the “IPO Indication”);

WHEREAS, the ultimate allocation of Public Units to the Subscriber Group may be equal to or less than the IPO Indication (such actual number of Public Units allocated in the IPO to the Subscriber Group, the “IPO Allocation”);

WHEREAS, if requested by the Company, Subscriber (together with its affiliates, the “Subscriber Group”) shall enter into a Forward Purchase Agreement in substantially the same form as Exhibit A hereto (the “Forward Purchase Agreement”) (prior to the signing of the business combination agreement for the Company’s initial Business Combination) to purchase Class A Common Stock for up to 10% of the aggregate proceeds raised in the IPO, subject to the conditions and terms set forth therein;

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to Subscriber, and Subscriber shall purchase, (i) certain Class B Shares of the Company, par value $0.0001 per share (the “Founder Shares”) and (ii) certain warrants of the Company, each exercisable to purchase one Class A ordinary share of the Company at $11.50 per share (the “Private Placement Warrants” and, together with the Founder Shares, the “Securities”); and

 WHEREAS, the Company, the Sponsor and Subscriber intend for the purchase of Founder Shares and Private Placement Warrants as set forth in the Subscription Agreements to be effected pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants in an aggregate amount equal to the aggregate gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, following the IPO Closing, the Company will seek to identify and consummate a Business Combination.

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Subscriber hereby agree as follows:

1.	Closing; Conditions.

(a)	Obligation. Upon execution hereof, Subscriber’s obligation to purchase the Securities, and the Company’s obligation to sell the Securities to Subscriber in a private placement transaction (the “Private Placement”), shall be irrevocable, subject to the terms set forth in this Agreement.

(b)	Closing. The closing of the purchase of the Private Placement Warrants and the Founder Shares (the “Closing”) shall take place remotely via delivery of electronic documents, or such other place as determined by the Company, contemporaneously with the closing of the IPO (the “Closing Date”). Unless Subscriber and the Company mutually agree in writing, if (i) the closing of the IPO has not occurred for any reason by September 30, 2021, (ii) the Company is liquidated or dissolved prior to the Closing Date, (iii) the Business Combination is not consummated within 24 months from the closing of the IPO or (iv) the Company and Subscriber mutually agree in writing, this Agreement shall terminate and be of no further force or effect.

(c)	Closing Conditions. Subscriber’s obligation to purchase the Securities and the Company’s obligation to sell the Securities to Subscriber is conditioned upon Subscriber purchasing the full number of shares of Class A Common Stock equal to the IPO Allocation in the IPO.

(d)	Subscription and Sale of the Securities. (i) On the Closing Date, Subscriber shall purchase from the Company, and the Company shall issue and sell to Subscriber, a number of Private Placement Warrants equal to [ ]% of the total number of Private Placement Warrants sold in connection with the IPO at a purchase price of $1.50 per Private Placement Warrant (the aggregate price paid for the Private Placement Warrants by Subscriber being the “Warrants Purchase Price”), on the terms and subject to the conditions described herein, and (ii) on the Closing Date, Subscriber shall purchase from the Company, and the Company shall transfer and sell to Subscriber, a number of Founder Shares equal to [ ]% of the total number of Founder Shares issued prior to or in connection with the closing of the IPO at a purchase price of $0.0043 per Founder Share (the aggregate price paid for the Founder Shares by Subscriber being the “Founder Shares Purchase Price” and, together with the Warrants Purchase Price, the “Purchase Price”), on the terms and subject to the conditions described herein.

(e)	Purchase of the Securities. The Company shall notify Subscriber in writing of the anticipated date of the effectiveness of the Registration Statement (as defined below) (the “Effective Date”) at least two (2) Business Days (as defined below) prior to the Effective Date, and Subscriber shall remit the Purchase Price to the Company’s transfer agent (to be held in escrow pending the consummation of the IPO), by wire transfer of immediately available funds or other means approved by the Company, on the date that is one (1) Business Day prior to the Effective Date, or such other date as the Company and Subscriber may agree upon in writing. If the consummation of the IPO has not occurred for any reason by the date that is seven (7) Business Days after the date on which Subscriber remitted the Purchase Price to the Company’s transfer agent, then, unless Subscriber otherwise agrees in writing, the Company shall promptly cause its transfer agent to return the Purchase Price to Subscriber without interest or deduction. As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(f)	Purchase of Additional Securities; Return of Unused Amount of Purchase Price. It is currently contemplated that the IPO will raise $200,000,000 in gross proceeds (excluding exercise of the underwriter’s option to purchase additional units in connection with the IPO (the “Underwriter’s

Option”)). Subscriber agrees that if the size of the IPO is increased to $230,000,000 or more, pursuant to the exercise of the underwriter’s overallotment option or otherwise, or is decreased below $200,000,000, the number of Founder Shares and Private Placement Warrants purchased hereunder shall be adjusted pro rata.

2.	Representations and Warranties of Subscriber.

Subscriber represents and warrants as follows:

(a)	(i) Subscriber is an “accredited investor” as defined by Rule 501 under the Securities Act, as evidenced by the Accredited Investor Status Checklist (attached hereto as Exhibit B) and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Subscriber’s interests. Subscriber shall submit to the Company such further assurances of accredited status as may reasonably be requested by the Company.

(ii)  Subscriber understands that the Company is relying on the accuracy of these representations and warranties and understands the significance of Subscriber’s representations and warranties to the Company that Subscriber is an accredited investor. By executing this Agreement, Subscriber agrees to notify the Company of any material changes affecting Subscriber’s status prior to the Company’s acceptance of the subscription.

(b)	Subscriber understands that the Securities are not presently registered and the Company has no obligation to register the Securities or assist Subscriber in obtaining an exemption from registration except as described in the Registration Statement. Subscriber understands that the Private Placement Warrants and Founder Shares will not be registered under the Securities Act on the basis that the issuance of the Private Placement Warrants and Founder Shares is exempt under either Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act as a transaction by an issuer not involving any public offering and that, in the view of the SEC, the statutory basis for the exemption claimed may not be present if any of the representations and warranties of Subscriber contained in (a) through (d) of this Section 2 are untrue or, notwithstanding Subscriber’s representations and warranties, Subscriber currently contemplates acquiring any of the Securities for resale.

(c)	Subscriber is purchasing and acquiring the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and Subscriber understands that an investment in the Securities is not a liquid investment.

(d)	Subscriber acknowledges that there exists no public market for the Securities, that no such public market may develop in the future, the Securities, when sold or issued, will be subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the company issuing the securities, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations. Subscriber further acknowledges that the Securities will be subject to certain lock-up restrictions, as described in this Agreement, and may only be transferred pursuant to the terms of such lock-up. Subscriber also acknowledges that Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company and that Rule 144 will provide an exception to this prohibition only if (i) the Company has then ceased to be a shell company; (ii) the Company is then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”); (iii) the Company has then filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the Company was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the Company filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(e)	Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from the Company or any authorized person acting on its behalf concerning the Company’s proposed business plan and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s proposed business, management and financial affairs with the Company’s management or any authorized person acting on its behalf. Subscriber has received and reviewed all the information concerning the Securities and the Company’s business, management, financial affairs, prospects and risks, both written and oral, that Subscriber desires. In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber’s own knowledge and understanding of the Company and its proposed business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, (ii) the information described in subparagraph 2(g) below and (iii) the representations and warranties of the Company made to Subscriber in this Agreement.

(f)	Subscriber has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform Subscriber’s obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principles of equity, whether such enforcement is considered in a proceeding in equity or law.

(g)	Subscriber has carefully considered and has discussed with Subscriber’s legal, tax, accounting and financial advisors, to the extent Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for Subscriber. Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(h)	There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(i)	The execution, delivery and performance of and compliance with this Agreement and the sale and issuance of the Securities will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber’s articles of incorporation, by-laws, operating agreement, partnership agreement, or trust agreement, if applicable, or any agreement to which Subscriber is a party or by which it is bound.

(j)	Subscriber acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of its investment. Subscriber acknowledges and understands and agrees that in the event the Company is unable to consummate a Business Combination within a certain period of time following the closing of the IPO, then Subscriber may lose its entire investment.

(k)	Subscriber understands that the officers and directors of the Company, and other similarly situated individuals, may receive better terms than those being offered to Subscriber hereby, which have been disclosed to Subscriber.

(l)	Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Securities or any facts or circumstances related thereto.

(m)	Subscriber is aware that (i) the Company will have no operations and no commitments for any additional capital that may be needed in the future and (ii) the Company will be a shell company. Subscriber has experience in evaluating the risks of investing in early stage development companies and blank check companies.

(n)	Subscriber represents that Subscriber is not purchasing or acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company or any of its affiliates, agents or representatives.

(o)	Subscriber has carefully read each of the terms and provisions of this Agreement.

(p)	No representations or warranties have been made to Subscriber by the Company or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in purchasing the Founder Shares and subscribing for the Private Placement Warrants, Subscriber is not relying upon any representations other than those contained in this Agreement. Subscriber has not been furnished with any oral representation or oral information in connection with or in any way relating to the Private Placement or the proposed business or prospects of the Company.

(q)	Subscriber represents and warrants it has not engaged any finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, that is entitled to any compensation in connection with the transactions contemplated by this Agreement.

(r)	Subscriber acknowledges that if the Company does not complete an initial Business Combination within the required time period, (i) the assets in the Company’s trust account, including any remaining proceeds of the sale of the Private Placement Warrants, will be used to fund the redemption of its Public Shares and (ii) that there will be no liquidating distributions from the Company’s trust account with respect to the Securities held by the Sponsor, and the Private Placement Warrants and Founder Shares will expire worthless.

(s)	Subscriber will, when such funds are due hereunder, have sufficient funds to satisfy its obligations under this Agreement.

(t)	Subscriber understands that the offer and sale of the Securities to Subscriber has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber’s representations as expressed herein. Subscriber understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Subscriber must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Subscriber acknowledges that the Company has no obligation to register or qualify the Securities except pursuant to the Registration Rights Agreement. Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Subscriber’s control, and which the Company is under no obligation and may not be able to satisfy. Subscriber acknowledges that the Company has confidentially submitted the Registration Statement for its proposed IPO. Subscriber understands that the offering of Securities and transactions contemplated hereunder are not and are not intended to be part of the IPO, and that Subscriber r will not be able to rely on the protection of Section 11 of the Securities Act with respect to its purchase of Securities hereunder.

3.	Representations and Warranties of the Company.

The Company represents and warrants as follows:

(a)	Organization. The Company is duly organized and validly existing as a Cayman Islands exempted company.

(b)	Corporate Power. The Company has the power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith.

(c)	Authorization. All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Private Placement Warrants to be sold by the Company pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d)	Capitalization. The authorized share capital of the Company consists of, as of the date hereof:

(i)                  200,000,000 shares of Class A Common Stock, none of which are issued and outstanding;

(ii)                20,000,000 shares of Class B Common Stock, 5,750,000 of which are issued and outstanding. All of the outstanding shares of Class B Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

(iii)              1,000,000 shares of preferred stock, none of which are issued and outstanding.

(e)	Valid Issuance of Private Placement Warrants. The Private Placement Warrants and Founder Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement:

(i)                  will be free and clear of any preemptive or similar rights, taxes, security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer specified under this Agreement, that certain warrant agreement to be entered into by the Company and Continental Stock Transfer & Trust Company, the Securities Act and any applicable state securities laws;

(ii)                will be duly and validly issued, fully paid and non-assessable;

(iii)              will not subject the holders thereof to personal liability by reason of being such holders; and

(iv)               assuming the representations and warranties of Subscriber as set forth in Section 2 hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

(f)	IPO. The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

(g)	No General Solicitation. Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Private Placement Warrants or Founder Shares.

(h)	Governmental Consents and Filings. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2 and in the Accredited Investor Status Checklist attached hereto, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(i)	Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the certificate of incorporation, bylaws or other governing documents of the Company, (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(j)	Compliance with Laws. The Company has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a material adverse effect.

(k)	Operations. As of the date hereof, the Company has not conducted, and prior to the consummation of the IPO the Company will not conduct any operations other than organizational activities and activities in connection with offerings of the Securities.

(l)	Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m)	Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(n)	Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

4.	[Intentionally omitted.]

5.	Additional Agreements.

(a)	Obligation Regarding Forward Purchase Agreement.

(i)	Upon written request by the Company, Subscriber (or a member of the Subscriber Group) shall enter into the Forward Purchase Agreement (prior to the signing of the merger or transaction agreement for the Company’s initial Business Combination) to purchase Class A Common Stock and warrants for up to 10% of the aggregate proceeds raised in the IPO at an aggregate purchase price of $10.00 multiplied by the number of Class A Common Stock purchased. Notwithstanding the foregoing or anything to the contrary in this Agreement, the Company shall not deliver the written request contemplated by the foregoing sentence to Subscriber if Abidali Neemuchwala is not the Chief Executive Officer of the SPAC at such time.

(ii)	Without limiting any other remedies that may be available at law or equity, if after a written request by the Company pursuant to Section 5(a)(i), Subscriber does not enter into the

Forward Purchase Agreement or does not fulfil its obligations thereunder, (x) Subscriber shall either forfeit (or the Company shall cancel), or, at the election of the Company in its sole discretion, transfer to the Sponsor, all of its Founder Shares and (y) the Company or the Sponsor shall have the right to purchase all of Subscriber’s Private Placement Warrants for 50% of the Warrant Purchase Price; provided that if Subscriber provides an alternative financing in connection with the Business Combination on reasonable terms agreed to by both the Company and Subscriber in lieu of funding the commitment under the Forward Purchase Agreement, the provisions of clauses (x) and (y) of this Section 5(a)(ii) shall not apply. Notwithstanding the foregoing, and for the avoidance of doubt, in the event the Company does not deliver a written request for Subscriber (or a member of the Subscriber Group) to enter into the Forward Purchase Agreement prior to the signing of the business combination or other principal agreement for the Company’s initial Business Combination, then the provisions of clauses (x) and (y) of the immediately preceding sentence shall not apply.

(a)	No Short Sales. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to any of the securities of the Company prior to the closing of the Business Combination. For purposes of this Section 5(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

(b)	Lockup. Subscriber shall not transfer, assign or sell (i) any of the Founder Shares or any Class A Common Stock issuable upon conversion thereof (other than to an affiliate of Subscriber that is subject to the same restrictions as set forth in this Agreement) until the earliest of (A) one year following the closing of Business Combination (or for such shorter period as may apply to the Sponsor) and (B) subsequent to Business Combination, (x) if the closing price of the Company’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and other similar adjustments) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property and (ii) any of its Private Placement Warrants and Class A Common Stock issued upon conversion or exercise thereof (other than to an affiliate of Subscriber that is subject to the same restrictions as set forth in this Agreement) until 30 days after the closing of the Business Combination. Notwithstanding the foregoing, (i) in the event the foregoing transfer restrictions relating to the Founder Shares or Private Placement Warrants (or the Class A shares to which such securities relate) are changed as applicable to the Sponsor or any other holder of Founder Shares or Private Placement Warrants between the time this Agreement is executed and the consummation of the IPO, the foregoing transfer restrictions shall be deemed replaced and superseded by the actual transfer restrictions imposed on such securities in effect at the consummation of the IPO and (ii) in the event the Sponsor or any of its affiliates are no longer subjected to the foregoing transfer restrictions with respect to such securities at any time, then Subscriber’s corresponding securities shall also no longer be subjected to such restrictions to the extent the Sponsor or its affiliates are no longer subjected to such restrictions and in proportionate amount commensurate with its relative ownership of the Founder Shares and Private Placement Warrants (or any securities into which they have been converted). Notwithstanding anything herein to the contrary, nothing in this Agreement shall in any way restrict Subscriber from transferring, assigning or selling any of the Public Warrants purchased in the IPO or any securities of the Company purchased by Subscriber in the public markets or in private transactions with third parties following the IPO.

(c)	Registration Rights. The Company and Subscriber will enter into a registration rights agreement on the Effective Date substantially in the form provided to Subscriber prior to the date hereof granting Subscriber customary registration rights with respect to the Founder Shares and Private Placement Warrants (and underlying Class A Common Stock) as described in the Registration Statement.

(d)	Changes in Connection with Business Combination. Subscriber agrees that if, in connection with a Business Combination, the Sponsor decides (i) to forfeit, transfer to a third person, exchange, subject to transfer, vesting or conditional forfeiture provisions, or amend the terms of all or any portion of the Founder Shares and/or the Private Placement Warrants (or the Sponsor’s membership interests representing an interest in any of the foregoing) or (ii) to enter into any other arrangements with respect to the Founder Shares and/or the Private Placement Warrants (or the Sponsor’s membership interests representing an interest in any of the foregoing), to facilitate the consummation of such Business Combination (each, a “Change in Investment”), such Change in Investment shall apply pro rata to the Founder Shares and/or Private Placement Warrants held by the Sponsor and Subscriber based on the relative number of Founder Shares and/or Private Placement Warrants to be held by each at the consummation of the Business Combination; provided, that in each case Subscriber has been given notice at least two (2) Business Days prior to any proposed Change in Investment. Subscriber agrees to take all steps and execute all such agreements as may be necessary or reasonably requested by the Sponsor to effectuate such Change in Investment on the same terms as applicable to the Sponsor.

(e)	Automatic Conversion of Founder Shares. The Founder Shares acquired by Subscriber shall automatically convert into Class A Common Stock of the Company on the Business Day following the closing of the Business Combination. For the avoidance of doubt, Subscriber (i) shall be prohibited form converting any acquired Founder Shares prior to the consummation of the Business Combination and (ii) hereby irrevocably waives with respect to the Founder Shares any redemption rights it may have in connection with (A) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination and (B) any shareholder vote to approve an amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Class A Shares sold in the IPO if the Company has not consummated an initial Business Combination within the time period set forth in the Company’s charter or in the context of a tender offer made by the Company to purchase Class A Shares.

(f)	Voting. If the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Subscriber shall vote any Class B Shares and Class A Shares owned by it on the applicable record date in favor of any proposed Business Combination. Subscriber acknowledges that the board of directors of the Company may make any amendments to the terms of the warrant agreement entered into in connection with the issuance of the Warrants that are necessary in the good faith determination of the Company’s board of directors (taking into account then existing market precedents) to allow for the Warrants to be classified as equity in the Company’s financial statements without a vote of the holders of the Warrants (provided that no such amendment may increase the exercise price or shorten the exercise period).

(g)	Right to Participate in Future Offerings; Favorable Terms. In the event the Company contemplates an additional offering of securities in anticipation of the Business Combination, and if at the time of such additional offering of securities (i) the Subscriber’s Number is equal to or greater than the Required Number and (ii) Subscriber has entered into and fulfilled its obligations under the Forward Purchase Agreement, the Company shall offer Subscriber, the right to participate in such offering pro rata in the same percentage of Public Units subscribed or purchased by Subscriber at the time of the IPO Closing.

(h)	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Subscriber and the Sponsor as, and the Sponsor acknowledges that Subscriber and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Subscriber and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

(i)	Waiver of Rights in Trust Account. Subscriber hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, Subscriber may have in respect of any Public Shares held by it. In the event Subscriber has any Claim against the Company under this Agreement, Subscriber shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, Subscriber may have in respect of any Public Shares held by it.

(j)	Use of Subscriber’s Name. The Company may disclose the terms of this agreement and the name of Subscriber or any of its affiliates in connection with any registration statement, proxy statement or other document related to the IPO or Business Combination, including any testing the water presentations or other marketing, advertising or publicity related to the IPO or Business Combination. The Company agrees to provide to Subscriber for Subscriber’s review any disclosure relating to Subscriber or its affiliates in any registration statement, proxy statement or other document in advance of the submission, filing or disclosure of such document, and will reflect any revisions reasonably requested by Subscriber. Notwithstanding the foregoing, the Company may in any event disclose Subscriber’s name and information concerning Subscriber (A) to the extent required by law, regulation or regulatory request, including in the Registration Statement or (B) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require Subscriber’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential.

(k)	Sponsor Founder Share Repurchase. Immediately prior to the closing of Subscriber’s purchase of the Founder Shares contemplated by Section 1(d) hereof, the SPAC shall repurchase from the Sponsor a number of Founder Shares equal to the number of Founder Shares to be purchased by Subscriber at a repurchase price per Founder Share equal to the purchase price paid by the Sponsor (or an affiliate of the Sponsor) to initially purchase such repurchased Founder Shares.

(l)	Alternative Private Placement Securities. If, between the execution of this Agreement and the consummation of the IPO, the nature and/or composition of private placement securities to be subscribed for by the Sponsor from the SPAC changes from Private Placement Warrants (or the terms of such Private Placement Warrants materially differ from the terms contemplated by this Agreement), the parties shall negotiate in good faith to amend the terms of this agreement to provide Subscriber with substantially the same participation in the number and type of any resulting new risk capital securities as is currently contemplated for its participation in the Private Placement Warrants as described in this Agreement.

(m)	Nature of Business Combination. The Company will not enter into a Business Combination with (i) any tobacco company or company with a tobacco division where such division generates a material portion of such company’s revenue, (ii) any firearms manufacturer or company with a firearm division where such division generates a material portion of such company’s revenue, (iii) any company that derives a material portion of its revenues from extraction and/or mining of thermal coal or any utilities company that derives 50% or more of its fuel mix from coal, unless such utilities company derives 10% or more of its fuel mix from renewable resources such as hydroelectric, wind or solar or (iv) any company that derives a material portion of its revenues from pornography or the sex industry. For purposes of this Section 5(m), “firearms” shall mean handguns and assault rifles, but shall not include other military equipment.

(n)	Material Adverse Effect Definition. The Company and Sponsor shall consult with Subscriber with respect to the definition of “Material Adverse Effect” or any similar definition in the merger or transaction agreement for the Company’s initial Business Combination, with the Subscriber’s comments to be considered by the Sponsor and the Company in good faith.

6.	Miscellaneous.

(a)	Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by registered or certified mail with return receipt requested (postage prepaid) or (ii) by a recognized overnight delivery service (with charges prepaid).

Compass Digital SPAC LLC

3626 N Hall St, Suite 910

Dallas, Texas 75219

Attention:       Abidali Neemuchwala

Satish Gutpa

Email:               abidalineemuchwala@gmail.com

satish@sbisteel.com

With a copy which shall not constitute notice to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:       Louis Goldberg

Lee Hochbaum

Email:                louis.goldberg@davispolk.com

lee.hochbaum@davispolk.com

If to Subscriber, at its address set forth on the signature page to this Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(b)	Entire Agreement; Amendments; Assignment. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof of the transactions contemplated hereby. This Agreement may be terminated, modified, waived or amended only by a writing executed and delivered by both parties hereto. No right or obligation of a party shall be assigned or otherwise transferred without prior notice to and the written consent of the other party provided, that, Subscriber may assign or otherwise transfer any right or obligation hereunder to a Permitted Transferee. Any assignment or transfer in violation of the foregoing shall be null and void.

(c)	Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)	Law Governing this Agreement. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

(e)	Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)	WAIVER OF JURY TRIAL. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)	Specific Enforcement; Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(h)	Drafting. This Agreement shall not be construed for or against a party hereto based upon authorship.

(i)	Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other legal entity and a government or any department or agency thereof.

(j)	Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(k)	Expenses. Each of the Company and Subscriber will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(l)	Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, Subscriber shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that Subscriber shall be liable for any breach of such confidentiality obligations by any such person or entity.

(m)	Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(Signature pages follow.)

IN WITNESS WHEREOF, Subscriber has caused this Agreement to be executed as of the date indicated below.

SUBSCRIBER:

[ ]

By:
Name:
Title:

Date: [ ], 2021

Subscriber’s Address for Notices:

[ ]

[Signature Page to Subscription Agreement]

Acceptance and Agreement:

IN WITNESS WHEREOF, the Company and the Sponsor have caused this Agreement to be executed, and the foregoing subscription accepted and agreed to, as of the date indicated below.

COMPANY:

Compass Digital Acquisition Corp.

By:
Name:
Title:

SPONSOR:

Compass Digital SPAC LLC

By:
Name:
Title:

Date: [ ], 2021

[Signature Page to Subscription Agreement]

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of [•], 2021, by and among Compass Digital Acquisition Corp., a Cayman Islands exempted company (the “Company”), and the party listed as the purchaser on the signature page hereof (the “Purchaser”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S -1 (File No. 333-[•]) (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-third of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share, subject to adjustment (the “Warrant(s)”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination with a target company (the “Target Company”); and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, the number of Class A Shares determined pursuant to Section 1(a) hereof (the “Forward Purchase Shares”) and the applicable number of Warrants set forth on the signature page to this Agreement, with one Warrant being issuable to the Purchaser per each increment of three Forward Purchase Shares actually issued and sold to the Purchaser hereunder (the “Forward Purchase Warrant(s)” and together with the Forward Purchase Shares, the “Forward Purchase Securities”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Sale and Purchase.

(a)                  Forward Purchase Securities.

(i)                    Immediately prior to the Business Combination Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of Forward Purchase Shares set forth on the signature page to this Agreement next to the line item “Number of Forward Purchase Shares,” together s

Form of Forward Purchase Agreement

thiwith the number of Forward Purchase Warrants set forth on the signature page to this Agreement next to the line item “Number of Forward Purchase Warrants,” for an aggregate purchase price of $10.00 multiplied by the number of Forward Purchase Shares issued and sold hereunder (the “FPS Purchase Price”) provided that the aggregate price for such shares amount shall be no more than 10% of the aggregate proceeds raised in the IPO (the “Maximum Amount”). No fractional Forward Purchase Shares will be issued and, upon issuance, the Number of Forward Purchase Shares shall be rounded down to the nearest whole number of Shares. No fractional Forward Purchase Warrants will be issued. Each Forward Purchase Warrant will have the same terms as each Warrant sold as part of the Public Units in the IPO (“Public Warrants”) and will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable thirty (30) days after the Business Combination Closing and will expire at 5:00 p.m., New York City time, five (5) years after the Business Combination Closing or earlier upon redemption of the private placement warrants by the Company or the liquidation of the Company, as described in the Warrant Agreement.

(ii)                   The Company shall deliver written notice to the Purchaser as early as practicable, and in any case at least ten (10) Business Days (but in no event more than 20 Business Days prior to the Business Combination Closing) before the funding of the FPS Purchase Price to the Escrow Account (defined below), specifying the (A) the anticipated date of the Business Combination Closing, (B) the number of Forward Purchase Shares and the corresponding number of Forward Purchase Warrants that the Purchaser shall be required to purchase pursuant to this agreement (the “Number of Forward Purchase Securities”), provided that the FPS Purchase Price shall not exceed the Maximum Amount, (C) the aggregate FPS Purchase Price and (D) instructions for wiring the FPS Purchase Price to an account (the “Escrow Account”) of a third-party escrow agent, which shall (unless the parties shall otherwise mutually determine) be the Company’s transfer agent (the “Escrow Agent”), pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”). Two (2) Business Days before the anticipated date of the Business Combination Closing specified in such written notice, the Purchaser shall deliver the FPS Purchase Price in cash via wire transfer to the account specified in such written notice, to be held in escrow pending the Business Combination Closing. If the Business Combination Closing does not occur within seven (7) days after the Purchaser delivers the FPS Purchase Price to the Escrow Agent, the Escrow Agreement will provide that the Escrow Agent shall automatically return to the Purchaser the FPS Purchase Price; provided that the return of the FPS Purchase Price placed in escrow shall not terminate the Agreement or otherwise relieve either party of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

Form of Forward Purchase Agreement

(iii)                   The closing of the sale of the Forward Purchase Securities (the “FPS Closing”) shall be held on the same date as, and immediately prior to, the Business Combination Closing (such date being referred to as the “Closing Date”). At the FPS Closing, the Company will issue to the Purchaser the Forward Purchase Securities, registered in the name of the Purchaser, against (and concurrently with) release of the FPS Purchase Price by the Escrow Agent to the Company.

(b)                  Delivery of Forward Purchase Securities.

(i)                    The Company shall register the Purchaser or its designee as the owner of the Forward Purchase Securities purchased by the Purchaser hereunder with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPS Closing.

(ii)                   Each register and book entry for the Forward Purchase Securities purchased by the Purchaser hereunder shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c)                  Legend Removal. If the Forward Purchase Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section (b)(ii) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Forward Purchase Securities without any such legend; provided, however, that the Company shall not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Forward Purchase Securities in violation of applicable law.

(d)                  Registration Rights. The Purchaser shall have registration rights with respect to the Forward Purchase Securities as set forth on Exhibit A (the “Registration Rights”).

2.             Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

Form of Forward Purchase Agreement

(a)                  Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)                  Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)                  Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)                  Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a Material Adverse Effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)                  Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. If the Purchaser was formed for the specific purpose of acquiring the Forward Purchase Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D

Form of Forward Purchase Agreement

promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)                  Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering and sale of the Forward Purchase Securities, as well as the terms of the IPO, with the Company’s management.

(g)                  Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Securities to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities, or any Class A Shares which the Forward Purchase Securities may be converted into or exercised for, for resale, except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed the Registration Statement for the IPO with the SEC. The Purchaser understands that the offering of the Forward Purchase Securities hereunder is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such offering of the Forward Purchase Securities.

(h)                  No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Securities, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities.

(i)                  High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j)                  Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Form of Forward Purchase Agreement

(k)                  Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Forward Purchase Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Forward Purchase Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Forward Purchase Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Forward Purchase Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(l)                  No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(m)                  Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth on the signature page hereof.

(n)                  Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(o)                  Affiliation of Certain FINRA Members. Except as may have been disclosed to the Company in writing prior to the date hereof, the Purchaser is neither a person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(p)                  No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the offering, sale and purchase of the Forward Purchase Securities, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.             Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

Form of Forward Purchase Agreement

(a)                  Incorporation and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)                  Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i)                    200,000,000 Class A Shares, [•] of which are issued and outstanding;

(ii)                   20,000,000 Class B ordinary shares of the Company, par value $0.0001 per share (“Class B Shares”), [•] of which are issued and outstanding; and all of the outstanding Class B ordinary shares of the Company have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iii)                   1,000,000 preference shares, none of which are issued and outstanding.

(c)                  Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities at the FPS Closing, has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPS Closing, and the issuance and delivery of the Forward Purchase Securities has been taken or will be taken prior to the FPS Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)                  Valid Issuance of Forward Purchase Securities.

(i)                    The Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or

Form of Forward Purchase Agreement

imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(ii)                   No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)—(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)                  Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights.

(f)                  Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of the Company’s memorandum and articles of association, as they may be amended from time to time (the “Charter”) or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a Material Adverse Effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)                  Operations. As of the date hereof, the Company has not conducted, any operations other than organizational activities, activities in connection with the IPO and offerings of the Forward Purchase Securities and activities to identify candidates for a Business Combination or activities with respect to the Business Combination.

(h)                  Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign

Form of Forward Purchase Agreement

Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)                  Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j)                  Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)                  No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(l)                  No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the offering, sale and purchase of the Forward Purchase Securities, the IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties.

4.             Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a)                  Trust Account.

Form of Forward Purchase Agreement

(i)                    The Purchaser hereby acknowledges that it is aware that the Company established a trust account (the “Trust Account”) for the benefit of its public shareholders upon the IPO Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares issued in the IPO (the “Public Shares”) held by it.

(ii)                   The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall not pursue such Claim against the Trust Account or against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(b)                  No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 4(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)                  Voting. The Purchaser hereby agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class A Shares owned by it in favor of any proposed Business Combination. If the Purchaser fails to vote any Class A Shares it is required to vote hereunder in favor of a proposed Business Combination, the Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

5.             Additional Agreements of the Company.

(a)                  No Material Non-Public Information. The Company agrees that no information provided to the Purchaser in connection with this Agreement will constitute material non-public information of the Company.

(b)                  NASDAQ Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares on the NASDAQ (or another national securities exchange).

6.             FPS Closing Conditions.

Form of Forward Purchase Agreement

(a)                  The obligation of the Purchaser to purchase the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)                    The Business Combination shall be consummated substantially concurrently with, or immediately following, the purchase of the Forward Purchase Securities;

(ii)                   The Company shall have delivered to such Purchaser a certificate evidencing the Company’s good standing as a Cayman Islands exempted company, as of a date within ten (10) Business Days of the Closing Date;

(iii)                   The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a Material Adverse Effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)                    The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPS Closing;

(v)                    No order, writ, judgment, injunction, decree, determination, or award shall have been entered with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities; and

(vi)                    No Material Adverse Effect has occurred.

For the purposes of this Agreement, “Material Adverse Effect” shall have the same meaning as set forth in the definitive merger or transaction agreement to be entered into in relation to the Business Combination to which this Agreement relates.

(b)                  The obligation of the Company to sell the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)                    The Business Combination shall be consummated substantially concurrently with, or immediately following, the purchase of the Forward Purchase Securities;

Form of Forward Purchase Agreement

(ii)                   The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a Material Adverse Effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)                    The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and

(iv)                   No order, writ, judgment, injunction, decree, determination, or award shall have been entered with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities.

8.             Termination. This Agreement may be terminated at any time prior to the FPS Closing:

(a)                  by mutual written consent of the Company and the Purchaser; or

(b)                  automatically if the Business Combination is not consummated within 24 months from the IPO Closing, or such later date as may be approved by the Company’s shareholders in accordance with the Charter.1

In the event of any termination of this Agreement pursuant to this Section 7, the FPS Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to the Company, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 4(a) shall survive termination of this Agreement.

1 Note to Draft: The whole FPA should not terminate if a deal falls through after an LOI is entered into. In that case, the SPAC would continue to look for a target and Apollo should still be obligated to fund the FPA if it finds one.

Form of Forward Purchase Agreement

9.             General Provisions.

(a)                  Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, and (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to:

Compass Digital SPAC LLC

3626 N Hall St, Suite 910

Dallas, Texas 75219

Attention:       Abidali Neemuchwala

Satish Gutpa

Email:                abidalineemuchwala@gmail.com

satish@sbisteel.com

With a copy which shall not constitute notice to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:       Louis Goldberg

Lee Hochbaum

Email:                louis.goldberg@davispolk.com

lee.hochbaum@davispolk.com

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)                  No Finder’s Fees. Other than fees payable to any other investment bank or financial advisor who assists the Company in sourcing targets for a Business Combination, which fees shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and

Form of Forward Purchase Agreement

expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)                  Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPS Closing.

(d)                  Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)                  Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)                  Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and obligations to purchase the Forward Purchase Securities to one or more other persons upon the consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that no consent of the Company shall be required if such assignment or delegation is to an affiliate of Purchaser that is subject to the same restrictions as Purchaser under this Agreement; provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder (including its obligation to purchase the Number of Forward Purchase Securities) and the Company shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof.

(g)                  Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)                  Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)                  Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

Form of Forward Purchase Agreement

(j)                  Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)                  WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)                  Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m)                  Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)                  Expenses. Each of the Company and the Purchaser will be responsible for payment of its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Forward Purchase Securities.

(o)                  Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party

Form of Forward Purchase Agreement

hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)                  Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)                  Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)                  Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(s)                  Most Favored Nations. The Company hereby represents and warrants that as of the date hereof, and covenants and agrees that after the date hereof, none of the agreements with any other person for the purchase of Forward Purchase Shares includes or will include terms, rights or other benefits that are more favorable, in any material respect, to such other person than the terms, rights and benefits in favor of the Purchaser under this Agreement, and the Company will not waive any material obligation under the agreements with such other person unless, in any such case, the Purchaser has been offered in writing the opportunity to concurrently receive the benefits of all such terms, rights and benefits or waiver. The Purchaser shall notify the Company in writing, within ten (10) days after the date it has been offered the opportunity to receive the benefit of such terms, rights, benefits or waiver, of its election to receive any such term, right, benefit or waiver so offered.

Form of Forward Purchase Agreement

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

[•]

By:
Name:
Title:

Address for Notices:

[•]

with a copy (which shall not constitute notice) to:

[•]

COMPANY:

COMPASS DIGITAL ACQUISITION CORP.

By:
Name:
Title:

Form of Forward Purchase Agreement

Exhibit A – Form of Forward Purchase Agreement

Exhibit A

Registration Rights

1.                  Within thirty (30) days after the Business Combination Closing, the Company shall use reasonable best efforts (i) to file a registration statement on Form S-3 for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities, a “Resale Shelf”) of (x) the Forward Purchase Securities, including any Class A Shares issuable upon exercise of the Forward Purchase Warrants and (y) any other equity security of the Company issued or issuable with respect to the securities referred to in clause (x) by way of a share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, for so long as such securities are held by the Purchaser or its assignees under the Agreement (each, a “Holder”), the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; provided that if Form S-3 is unavailable for such a registration, the Company shall cause such Resale Shelf to be on Form S-1 or on another appropriate form and undertake to convert the Resale Shelf to or refile the Resale Shelf on Form S-3 as soon as such form is available, (ii) to cause the Resale Shelf to be declared effective under the Securities Act promptly thereafter, but in no event later than sixty (60) days after the initial filing of the Resale Shelf, and (iii) to maintain the effectiveness of such Resale Shelf with respect to the Registrable Securities until the earliest of (A) the date on which such securities are no longer Registrable Securities and (B) the date all of the Registrable Securities covered by the Resale Shelf can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act.

2.                  The Holders may, after the Resale Shelf becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Resale Shelf is intended to be conducted through a firm commitment underwritten offering (an “Underwritten Offering”); provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $25,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities), (ii) launch more than three Underwritten Offerings at the request of the Holders within any three-hundred sixty-five (365) day-period or (iii) launch an Underwritten Offering within the period commencing fourteen (14) days prior to and ending two (2) days following the Company’s scheduled earnings release date for any fiscal quarter or year. In the event of an Underwritten Offering, the Holders representing a majority-in-interest of the Registrable Securities to be included in such Underwritten Offering shall select the managing underwriter(s) for the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed. If the underwriter(s) for any Underwritten Offering pursuant to this paragraph 2 of this Exhibit A (each, a “Secondary Offering”) advise the Company and the Holders that, in their good faith opinion, marketing factors require a limitation on the number of securities that may be included in

Form of Forward Purchase Agreement

such Secondary Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Holders that have requested to participate in such Secondary Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such Secondary Offering by such Holders, and (ii) second, to the holders of any other securities of the Company that have been requested to be so included.

3.                  Upon receipt of prior written notice by any Holder that they intend to effect a sale of Registrable Securities held by them as are then registered pursuant to the Resale Shelf, the Company shall use its reasonable best efforts to cooperate in such sale (whether or not such sale constitutes an Underwritten Offering), including by amending or supplementing the prospectus related to such Resale Shelf as may be reasonably requested by such Holder for so long as such Holder holds Registrable Securities.

4.                  In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”) from registering all of the Registrable Securities on the Resale Shelf or the Staff requires that any Holder be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and such Holder does not consent in writing to being so named as an underwriter in such registration statement, the number of Registrable Securities to be registered on the Resale Shelf will be reduced on a pro rata basis among all Holders to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by the Staff and such Holder is not required to be named as an “underwriter”; provided that any Registrable Securities not registered due to this paragraph 4 shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

5.                  If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any Persons other than the Holders who have registration rights (“Other Holders”), relating to an Underwritten Offering of ordinary shares (a “Company Offering”), then the Company will provide the Holders with notice in writing (an “Offer Notice”) at least three (3) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement the Registrable Securities held by each Holder (the “Piggyback Securities”). Within three (3) Business Days after receiving the Offer Notice, each Holder may make a written request (a “Piggyback Request”) to the Company to include some or all of such Holder’s Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that, in their good faith opinion, marketing factors require a limitation on the number of securities that may be included in the Company Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Company and the Other Holders, if any; and (ii) second, to the Holders and any other holders of similar piggyback rights, based pro rata on the value of the securities requested to be sold in such Company Offering by each requesting holder.

6.                  In connection with any Underwritten Offering, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by Holders representing a majority-in-interest of the

Form of Forward Purchase Agreement

Registrable Securities to be included in such Underwritten Offering) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7.                  The Company shall pay all its fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Resale Shelf (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses. For purposes of this paragraph 7, “Registration Expenses” shall mean the out-of-pocket expenses of any Secondary Offering and any Company Offering, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA and any securities exchange on which the Registrable Securities are then listed); (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company; (v) reasonable fees and disbursements of all independent registered public accountants of the Company; and (vi) reasonable fees and expenses of one (1) legal counsel selected by Holders representing a majority-in-interest of the Registrable Securities participating in any such Secondary Offering not to exceed $75,000 per Secondary Offering, but shall not include any incremental selling expenses relating to the sale of Registrable Securities, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and, other than as set forth in clause (vi) of this paragraph 7, the fees and expenses of any legal counsel representing the Holders; and provided that the Company shall only be responsible for expenses under clause (vi) with respect to two Secondary Offerings in any consecutive three-hundred sixty-five (365) day-period.

8.                  The Company may suspend the use of a prospectus included in the Resale Shelf by furnishing to the Holders a written notice (“Suspension Notice”) stating that in the good faith judgment of the Company, it would be either (i) prohibited by the Company’s insider trading policy (as if the Holders were covered by such policy) or (ii) materially detrimental to the Company and its shareholders for such prospectus to be used at such time. The Company’s right to suspend the use of such prospectus under clause (ii) of the preceding sentence may be exercised for a period of not more than ninety (90) days after the date of such notice to the Holders; provided that such period may be extended for an additional thirty (30) days with the consent of Holders representing a majority-in-interest of the Registrable Securities, which consent shall not be unreasonably withheld. The Holders shall not effect any sales of Registrable Securities pursuant to the Resale Shelf at any time after they have received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The Holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the Holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph to be concluded as promptly as reasonably practicable.

Form of Forward Purchase Agreement

9.                  The Holders agree that, except as required by applicable law, the Holders shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice (including the existence of such Suspension Notice) without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a Holder of Registrable Securities in breach of the terms of this Agreement.

10.                  The Company shall indemnify and hold harmless the Holders, their respective directors and officers, partners, members, managers, employees, agents, and representatives and each person, if any, who controls a Holder within the meaning of the Securities Act and the Exchange Act and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), promptly as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by the Purchaser.

11.                  The Company’s obligation under paragraph 1 of this Exhibit A is subject to each Holder’s furnishing to the Company in writing such information as the Company reasonably requests for use in connection with the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Each Holder shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the Resale Shelf, the related prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in

Form of Forward Purchase Agreement

any information so furnished in writing by such Holder expressly for inclusion in such Resale Shelf, related prospectus or amendment or supplement thereto, as applicable; provided that the obligation to indemnify shall be individual, not joint and several, and shall be limited to the net amount of proceeds received by the applicable Holder from the sale of Registrable Securities pursuant to the Resale Shelf.

12.                  The Company shall cooperate with the Holders, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Resale Shelf and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as each Holder may request.

13.                  If requested by Holders representing a majority-in-interest of the Registrable Securities, the Company shall as soon as practicable, subject to any Suspension Notice, (i) incorporate in a prospectus supplement or post-effective amendment such information as each Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by Holders representing a majority-in-interest of the Registrable Securities.

14.                  As long as Registrable Securities are outstanding, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act, and to promptly furnish the Holders with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Company further covenants that it shall take such further action as the Holders may reasonably request, all to the extent required from time to time, to enable the Holders to sell the Class A Shares held by the Holders without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions, to the extent such exemption is available to the Purchaser at such time. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements

Form of Forward Purchase Agreement

Exhibit B – Accredited Investor Questionnaire

SUBSCRIBER TO COMPLETE

Accredited Investor Status Checklist:

Please check one or more of the following definitions of “accredited investor,” if any, which applies to you. If none of the following applies to you, you may not qualify to take parting this offering.

☐	A Bank as defined in Section 3(a)(2) of the Securities Act, or any savings association or institution as defined in Section 3(a)(5)(A) of the Securities Act.

☐	Any broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	An insurance company as defined in Section 2(13) of the Securities Act.

☐	Investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	Plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in the Securities Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.
☐	A Private Business Development Company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, business trust, partnership, or limited liability company, or any other entity, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

Accredited Investor Questionnaire

☐

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000.

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

☐

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

For purposes hereof the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income.” For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐	A trust, with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2) (ii) of Regulation D of the Securities Act.

☐	Any entity in which all of the equity owners are Accredited Investors.

☐	A director or officer of the Company.

☐	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status; The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

☐	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act;

☐

An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

Accredited Investor Questionnaire

☐	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐

A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in the preceding row and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

Accredited Investor Questionnaire